SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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                     INNOTRAC CORPORATION
(Name of Registrant as Specified in its Charter)

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Proxy Statement Contents

May 2, 2005

To Our Shareholders:

On behalf of the Board of Directors and management of Innotrac Corporation, I cordially invite you to the Annual Meeting of Shareholders to be held on June 3, 2005, at 9:00 AM, local time, at Innotrac Corporation Headquarters located at 6655 Sugarloaf Parkway, Duluth, GA 30097 in the Sugarloaf Conference Room.

At the Annual Meeting, shareholders will be asked to consider and vote upon the re-election of one current Innotrac director. Information about the nominee for director and certain other matters is contained in the accompanying Proxy Statement. A copy of Innotrac’s 2004 Annual Report to Shareholders, which contains financial statements and other important information about Innotrac’s business, is also enclosed.

It is important that your shares of stock be represented at the meeting, regardless of the number of shares you hold. We encourage you to specify your voting preferences by marking and dating the enclosed Proxy Card. If you wish to vote for re-electing the nominee for director specified herein, however, all you need to do is sign and date the Proxy Card.

Regardless of whether you plan to attend the meeting in person, please complete the enclosed Proxy Card and return it promptly in the enclosed envelope, or vote by using any other method described on your Proxy Card. If you do attend and wish to vote in person, you may revoke your proxy at that time.

I hope you are able to attend, and look forward to seeing you.

Sincerely, SCOTT D. DORTMAN Chairman of the Board, President and Chief Executive Officer

Proxy Statement Contents

INNOTRAC CORPORATION
6655 Sugarloaf Parkway
Duluth, Georgia 30097

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 3, 2005

To the Shareholders of Innotrac Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of Innotrac Corporation will be held at 9:00 AM, local time, on Friday June 3, 2005, at Innotrac Corporation Headquarters located at 6655 Sugarloaf Parkway, Duluth, GA 30097 in the Sugarloaf Conference Room for the following purposes:

1.	To elect one director whose term, if re-elected, will expire in 2008; and

2.	To consider such other matters as may properly come before the meeting and any adjournment or postponement thereof.

A Proxy Statement and a Proxy Card solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy Card promptly in the enclosed business reply envelope, or vote using any other method that may be described on your Proxy Card. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

May 2, 2005	BY ORDER OF THE BOARD OF DIRECTORS, SANDRA M. LANGLEY Secretary

Whether or not you expect to be present at the Annual Meeting, we urge you to fill in, date, sign, and promptly return the enclosed Proxy Card in the enclosed business reply envelope, or vote using any other method that may be described on your Proxy Card. The proxy may be revoked at any time prior to exercise, and if you are present at the Annual Meeting, you may, if you wish, revoke your proxy at that time and exercise the right to vote your shares personally.

Proxy Statement Contents

Innotrac Corporation
Proxy Statement Contents

Proxy Statement Contents

PROXY STATEMENT
Dated May 2, 2005
For the Annual Meeting of Shareholders
To be Held June 3, 2005

INTRODUCTION

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Innotrac Corporation (“Innotrac” or the “Company”) for use at Innotrac’s 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, June 3, 2005, including any postponement, adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Management intends to mail this Proxy Statement and the accompanying form of proxy to shareholders on or about May 2, 2005.

Only shareholders of record at the close of business on April 8, 2005 (the “Record Date”) are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 12,117,591 shares of common stock, $0.10 par value per share (the “Common Stock”), of Innotrac outstanding and entitled to vote at the Annual Meeting.

Proxies in the accompanying form duly executed and returned to the management of Innotrac, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of Innotrac or by personally withdrawing the proxy at the Annual Meeting and voting in person.

Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of the nominee for director specified herein. The persons appointed as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

If your shares of Common Stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares voted - the instructions may appear on the special proxy card provided to you by your nominee (also called a “voting instruction form”). Your nominee may offer you different methods of voting, such as by telephone or Internet. If you do hold your shares in “street” name and plan on attending the Annual Meeting, you should request a proxy from your broker or other nominee holding your shares in record name on your behalf in order to attend the Annual Meeting and vote at that time (your broker may refer to it as a “legal” proxy).

A copy of Innotrac’s Annual Report to Shareholders, which includes a copy of the Annual Report on Form 10-K for the year ended December 31, 2004 is being furnished herewith. Any record or beneficial shareholder as of the Record Date may request a copy of any exhibits to the Annual Report on Form 10-K, upon payment of Innotrac’s reasonable expenses in furnishing the exhibits, by submitting a written request to:

Innotrac Corporation
6655 Sugarloaf Parkway
Duluth, Georgia 30097
Attn.: Secretary

Proxy Statement Contents

If the person requesting exhibits was not a shareholder of record on the Record Date, the request must include a representation that the person was a beneficial owner of Common Stock on that date.

QUORUM AND VOTING REQUIREMENTS

The holders of a majority of the shares entitled to vote on the Record Date, represented in person or by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at the Annual Meeting. The required vote for each item of business at the Annual Meeting is as follows:

➢
For Item 1 on the Proxy Card, the election of directors, the nominee receiving the greatest number of votes at the Annual Meeting, assuming a quorum is present, shall be deemed elected, even though such nominee may not receive a majority of the votes cast.

➢
For any other business at the Annual Meeting, if more shares are voted in favor of the matter than against it, assuming a quorum is present, the matter shall be approved, unless the vote of a greater number is required by law.

In counting the votes cast, only those cast “for” and “against” a matter are included, although you cannot vote “against” a nominee for director. An abstention and a “broker non-vote” are counted only for purposes of determining the presence of a quorum at the Annual Meeting. “Broker non-votes” are votes that brokers holding shares of record for their customers (i.e., in “street name”) are not permitted to cast under applicable regulations because the brokers have not received clear voting instructions from their customers.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of the Common Stock, which is Innotrac’s only class of voting stock, at April 8, 2005, by:

• each person known to Innotrac to beneficially own more than 5% of the Common Stock;
• each director (including nominees for re-election), the Chief Executive Officer and the four other most highly compensated executive officers serving as such as of December 31, 2004; and
• all of Innotrac’s directors and executive officers as a group.

To Innotrac’s knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with regard to all shares beneficially owned.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned
Scott D. Dorfman	5,619,503 (2)(3)	46.4%
IPOF Group	3,378,113 (4)	27.9%
David L. Ellin	399,388 (5)	3.3%
Martin J. Blank	120,750 (6)	1.0%
David L. Gamsey	104,541 (7)	*
Bruce V. Benator	99,750 (8)	*
Joel E. Marks	48,750 (9)	*
Robert J. Toner	27,374 (10)	*
James R. McMurphy	25,000 (11)	*
Alston Gardner	—	*
All directors and executive officers as a group (10 persons)	6,559,097	54.1%

_________________
*	Denotes less than 1%

Proxy Statement Contents

(1)
Beneficial ownership is determined under the rules of the Securities and Exchange Commission. These rules deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or of a group of which the person is a member, but they do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person or group. As of April 8, 2005, there were 12,117,591 shares of Common Stock outstanding.

(2)
Includes an aggregate of 178,003 shares owned by: (i) Mr. Dorfman’s wife individually and as custodian for the benefit of their three oldest children; (ii) Mr. Dorfman’s brother as trustee for the benefit of Mr. Dorfman’s three oldest children; (iii) shares held by Mr. Dorfman’s two oldest children directly; and (iv) shares held by Mr. Dorfman as custodian for his three youngest children. Mr. Dorfman’s address is 6655 Sugarloaf Parkway, Duluth, Georgia 30097.

(3)	Includes 112,500 shares subject to presently exercisable options and options vesting in the next 60 days.
(4)
The IPOF Group consists of IPOF Fund, LP (“IPOF”), the David Dadante Revocable Trust dated May 14, 2003 (the “Dadante Trust”) and David Dadante, individually (“Dadante”). According to a Schedule 13G filed February 28, 2005, IPOF is an Ohio limited partnership, Dadante is IPOF’s General Partner, and the Dadante Trust is a trust organized under the laws of Ohio of which Dadante is the sole trustee. The IPOF Group jointly owns and possesses voting and investment power with respect to the shares of Innotrac’s Common Stock owned. The address of IPOF, the Dadante Trust and Dadante is 773 Village Trail, Gates Mills, Ohio 44040.

(5)	Includes 311,000 shares subject to presently exercisable stock options and options vesting in the next 60 days.
(6)	Includes 136,500 shares subject to presently exercisable stock options and options vesting in the next 60 days. Mr. Gamsey resigned from all positions with the Company as of January 14, 2005.
(7)	Includes 78,500 shares subject to presently exercisable stock options and options vesting in the next 60 days.
(8)	Includes 98,750 shares subject to presently exercisable stock options and options vesting in the next 60 days.
(9)	Includes 10,000 shares held by the Marks Family, LLP and 18,750 shares subject to presently exercisable stock options and options vesting in the next 60 days.
(10)	Includes 40,000 shares subject to options vesting in the next 60 days and options vesting in the next 60 days.
(11)	Includes 25,000 shares subject to presently exercisable stock options and options vesting in the next 60 days.

Section 16(a) Beneficial Ownership reporting Compliance

On February 28, 2005, IPOF Fund, LP, the David Dadante Revocable Trust and David Dadante, individually (collectively, the “IPOF Group”) filed with the SEC an amended Schedule 13D, indicating that the IPOF Group had acquired approximately 268,713 shares of Common Stock in open market purchases since March 18, 2004, bringing total ownership by the IPOF Group to 3,378,113 shares, or approximately 28.3% of the outstanding Common Stock. The only Section 16 reports filed by members of the IPOF Group during 2004 or reporting transactions that occurred during 2004 were two Form 4s filed on February 6, 2004, one Form 4 filed on February 18, 2004 and one Form 4 filed on April 4, 2005. The two February 6, 2004 filings reported transactions that occurred on or prior to January 30, 2004, and therefore were not filed on a timely basis. The February 18, 2004 filing reported transactions that occurred on or prior to February 4, 2004, and therefore was not filed on a timely basis. The April 4, 2005 filing reported a transaction that occurred on December 9, 2004, and therefore was not filed on a timely basis. Based on the transactions reported in the Schedule 13D’s filed by the IPOF Group, the Company believes that the IPOF Group failed to report approximately 456 transactions that occurred during 2004.

Alston Gardner joined the Company’s Board in March 2004, but inadvertently did not file a Form 3 until April 25, 2005. This Form 3 was not filed on a timely basis. Mr. Gardner holds no securities issued by the Company.

Proxy Statement Contents

BOARD MATTERS

Board

The Bylaws of Innotrac provide that the Board of Directors shall consist of not less than five or more than eleven directors, with the exact number being set from time to time by the Board or the shareholders. For most of fiscal 2004, the Board consisted of six directors, two of whom were employees of the Company. In light of Mr. David L. Gamsey’s resignation from the Company, including his board seat, on January 14, 2005, the Board resolved to reduce the number of directors to five at its March 14, 2005 meeting.

The Board has determined that a majority of its members are independent as defined under Nasdaq listing standards. The independent directors are Messrs. Bruce V. Benator, Martin J. Blank, Alston Gardner, and Joel E. Marks. These independent directors meet regularly in executive sessions without management present.

The Board of Directors meets on a regular basis to supervise, review and direct Innotrac’s business and affairs. During the 2004 fiscal year, the Board held six meetings.

Committees

During most of fiscal 2004, the Board of Directors had three standing committees to which it assigned certain responsibilities in connection with the governance and management of its affairs: the Audit, Compensation, and Nominating/Governance Committees. Each committee operates under a written charter adopted by the Board, which are available at Innotrac’s website at http://www.innotrac.com/company/investors/governancedocs.html. Each of the directors, except for Alston Gardner, attended at least 75% of the Board meetings and meetings of committees on which they served during the 2004 fiscal year.

The composition of these committees during fiscal 2004, and the number of meetings they held, was as follows:

Name of Director	Audit	Compensation	Nominating/ Governance Committee
Number of Meetings	7	7	1
Bruce V. Benator			X
Martin J. Blank	X	Chair	X
Alston Gardner	X		Chair
Joel E. Marks	Chair	X	X

In early 2004, the Board eliminated the Executive Compensation Subcommittee of the Compensation Committee and the Executive Committee.

Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities. The Audit Committee’s duties, responsibilities and activities include reviewing Innotrac’s financial statements, reports and other financial information, overseeing the annual audit and the independent auditors, and reviewing the integrity of Innotrac’s financial reporting process and the quality and appropriateness of its accounting principles. The Report of the Audit Committee is included herein beginning at page 15.

The Board has determined that Mr. Marks satisfies the “audit committee financial expert” criteria adopted by the SEC under Section 407 of the Sarbanes-Oxley Act of 2002. The members of the Audit Committee also meet the additional independence criteria applicable to audit committee members and the financial literacy requirements of Nasdaq listing standards.

Proxy Statement Contents

Compensation Committee. The Compensation Committee is responsible for the review and approval of compensation of employees above a certain salary level, the review of management recommendations relating to incentive compensation plans, the administration of Innotrac’s Stock Incentive and Senior Executive Compensation Plans, the review of compensation of directors and consultation with management and the Board on senior executive continuity matters. The Report of the Compensation Committee on Executive Compensation is included herein beginning at page 11, but is not part of the proxy solicitation material.

Nominating/Governance Committee. The Nominating/Governance Committee is responsible for reviewing matters pertaining to the composition, organization and practices of the Board of Directors (including a periodic evaluation of the Board in meeting its corporate governance responsibilities) and for recommending to the full Board a slate of directors for consideration by the shareholders at the annual meeting and candidates to fill any vacancies on the Board.

Director Nominations

Nominations Process. The Nominating/Governance Committee is responsible for considering and making recommendations to the Board concerning nominees to recommend to the shareholders in connection with Innotrac’s annual meeting of shareholders, and nominees for appointments to fill any vacancy on the Board. To fulfill these responsibilities, the Committee periodically considers and makes recommendations to the Board regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for re-election, the Board and the Nominating/Governance Committee evaluate each incumbent’s continued service in light of the Board’s collective requirements at the time such director’s Class comes up for re-election.

When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Nominating/Governance Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates, including by engaging director search firms. The Committee reviews the qualifications of each candidate. Final candidates are generally interviewed by one or more Board members. The Committee then makes a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information. The Board makes the final decision on whether to invite the candidate to join the Board.

Director Qualifications. The Nominating/Governance Committee is responsible for considering and making recommendations to the Board concerning criteria for the selection of qualified directors. At a minimum, directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, the ability to devote sufficient time to carry out the duties of a director, and be at least 21 years of age. In addition to these minimum qualifications for candidates, in evaluating candidates the Board and the Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board. These factors may include: a candidate’s professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to Innotrac and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board’s effectiveness; the candidate’s ability to fulfill the responsibilities of a director and of a member of one or more of the Board’s standing committees; whether the candidate is independent; and whether the candidate is financially literate or a financial expert.

Shareholder Nominations. Nominations of individuals for election to the Board at any meeting of shareholders at which directors are to be elected may be made by any Innotrac shareholder entitled to vote for the election of directors at that meeting by complying with the procedures set forth in Article III, Section 3 of Innotrac’s Bylaws. Article III, Section 3 generally requires that shareholders submit nominations by written notice to the President of the Company setting forth certain prescribed information about the nominee and nominating shareholder. That section also requires that the nomination be submitted at a prescribed time in advance of the meeting, as described below in “Shareholders’ Proposals for the 2006 Annual Meeting.”

Proxy Statement Contents

The Nominating/Governance Committee will consider recommending to the Board that it include in the Board’s slate of director nominees for a shareholders’ meeting a nominee submitted to Innotrac by a shareholder. In order for the Committee to consider such nominees, the nominating shareholder should submit the information about the nominee and nominating shareholder described in Article III, Section 3 of the Bylaws to the President at Innotrac’s principal executive offices at least 120 days before the first anniversary of the date that Innotrac’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. The nominating shareholder should expressly indicate that such shareholder desires that the Board and the Committee consider such shareholder’s nominee for inclusion with the Board’s slate of nominees for the meeting. The nominating shareholder and shareholder’s nominee should undertake to provide, or consent to Innotrac obtaining, all other information the Board and the Committee request in connection with their evaluation of the nominee.

The shareholder’s nominee must satisfy the minimum qualifications for director described above. In addition, in evaluating shareholder nominees for inclusion with the Board’s slate of nominees, the Board and Committee may consider all relevant information, including: the factors described above; whether there are or will be any vacancies on the Board; the size of the nominating shareholder’s Innotrac holdings and the length of time such shareholder has owned such holdings; whether the nominee is independent of the nominating shareholder and able to represent the interests of Innotrac and its shareholders as a whole; and the interests and/or intentions of the nominating shareholder.

Directors’ Compensation

During fiscal 2004, we paid our outside directors an annual fee of $10,000, as well as additional fees of $250 and $100, respectively, for each Board meeting and committee meeting attended. Although we have granted stock options to our outside directors in the past, no stock options were granted to outside directors in 2003 or 2004. On March 1, 2004, the Board approved an increase in director compensation to $20,000 annually, which became effective at the election of directors at the 2004 Annual Meeting. We also reimburse all directors for their travel and other expenses incurred in connection with attending Board or committee meetings.

Communicating with the Board

The Board has established a procedure by which shareholders may send communications to the Board. Shareholders desiring to communicate directly with the Board can leave a confidential voice mail message at (678) 584-4003, which is a dedicated telephone number for the Board, or can send communications to the Board by e-mail at bod@innotrac.com or by regular mail sent to the Company’s headquarters listed on the first page of this Proxy Statement directed to the attention of the Chairman of the Board. The General Counsel or outside counsel for Innotrac will review the communication and respond accordingly.

Code of Ethics and Business Conduct

Innotrac’s Board has adopted a Code of Ethics and Business Conduct applicable to all directors, officers and employees, including the Chief Financial Officer and the principal financial and accounting officer. Waivers of the provisions of the Code for the benefit of any director or executive officer can only be granted by the Audit Committee. The Code is available at http://www.innotrac.com/company/investors/governancedocs.html. Any waivers of the Code for the benefit of any director or executive officer will also be disclosed at that site.

ELECTION OF DIRECTORS
(Item Number 1 on the Proxy Card)

The Board is divided into three classes of directors serving staggered three-year terms. One director is to be elected at the Annual Meeting for a three-year term expiring in 2008. Upon the recommendation of the Nominating/Governance Committee, the Board has nominated Bruce V. Benator for this position. Mr. Benator has indicated that he will serve if elected, but if the situation should arise that he is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors.

The following information as of March 1, 2005 has been furnished by the nominee for director and the continuing directors. Except as otherwise indicated, the nominee and the continuing directors have been or were engaged in their present or last principal employment, in the same or a similar position, for more than five years.

Proxy Statement Contents

Nominee for Director at the Annual Meeting and Whose Term Will Expire in 2008 if Elected

Name (Age)	Information About the Nominee and the Continuing Directors

Bruce V. Benator (47)
Mr. Benator is the Managing Partner of Williams Benator & Libby, LLP, certified public accountants and consultants, and has been a director since 1997. He has been affiliated with the firm since 1984 and is the firm’s Director of Accounting and Auditing Services. From 1979 to 1984, Mr. Benator was employed by Ernst & Young, LLP.

Directors Whose Terms Expire in 2006

Name (Age)	Information About the Nominee and the Continuing Directors

Martin J. Blank (58)
Mr. Blank has been a director of Innotrac since 1997 and currently serves as an independent legal consultant. Mr. Blank was a co-founder of Automobile Protection Corporation, or APCO, a subsidiary of the Ford Motor Company engaged in the marketing of extended vehicle service contracts and warranty programs. Mr. Blank served as Secretary and Director of APCO since its inception in 1984 and as Chairman of the Board and Chief Operating Officer since 1988 until his retirement on December 31, 2003. Prior to co-founding APCO, Mr. Blank practiced law and represented and provided financial management for professional athletes. Mr. Blank is admitted to the bar in the States of Georgia and California.

Joel E. Marks (48)
Mr. Marks has been a director of Innotrac since 2002 and serves as an independent consultant to the financial services industry. As of July 1, 2004, Mr. Marks has served as Vice Chairman & COO of Advanced Equities Financial Corporation. Mr. Marks was formerly the President of Innovative Brokerage Solutions, Inc. from May 2002 until July 2004, providing investment banking services. From January 2001 to April 2002, Mr. Marks served as a Senior Vice President and Managing Director of First Union Securities, Inc., a securities firm. Prior to that, Mr. Marks served as Vice Chairman and Chief Operating Officer of securities firm JWGenesis Financial Corp. Mr. Marks co-founded JWGenesis in 1983 and served in various capacities with that firm until its merger with First Union Securities, Inc. in January 2001. From 1987 through 1994, Mr. Marks served as Chief Financial Officer and Senior Vice President of APCO. Mr. Marks obtained his certification as a public accountant in 1978 and was employed in various capacities in both the audit and tax departments of the accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche LLP).

Directors Whose Terms Expire in 2007

Name (Age)	Information About the Nominee and the Continuing Directors

Scott D. Dorfman (47)
Mr. Dorfman founded Innotrac and has served as Chairman of the Board, President and Chief Executive Officer since its inception in 1984. Prior to founding Innotrac, Mr. Dorfman was employed by Paymaster Checkwriter Company, Inc. (“Paymaster”), an equipment distributor. At Paymaster, Mr. Dorfman gained experience in distribution, tracking and inventory control by developing and managing Paymaster’s mail order catalog.

Alston Gardner (49)
Mr. Gardner joined the Company’s Board of Directors in March 2004. Mr. Gardner is the founder and principal of Fulcrum Ventures, LLC, a venture capital development firm focused on early stage information technology, biotechnology and health care companies in the southeast United States. In 1989, before founding Fulcrum Ventures, Mr. Gardner founded OnTarget, Inc., a leading sales training and consulting firm, where he served as Chief Executive Officer until it was acquired by Siebel Systems in November 1999. Mr. Gardner’s earlier employment experience includes sales and sales management positions with Dun & Bradstreet Computing Services, Information Science, and Automatic Data Processing.

Proxy Statement Contents

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid or accrued by Innotrac for services rendered during the fiscal years ended December 31, 2004, 2003 and 2002, to or for Innotrac’s Chief Executive Officer and its four other most highly compensated executive officers, based on salary and bonus, serving at December 31, 2004 (the “Named Executive Officers”). The total amount of perquisites, personal benefits and other annual compensation paid to the Named Executive Officers do not in any case exceed the lesser of $50,000 or ten percent of such officer’s total salary and bonus.

Summary Compensation Table

		Annual Compensation		Long Term Compensation
				Restricted		Securities	All
	Fiscal			Stock		Underlying	Other
Name	Year	Salary	Bonus	Awards		Options (#)	Compensation

Scott D. Dorfman	2004	$333,606	$75,000	$ —		—	$ 1,854	(1)
Chairman of the Board,	2003	321,250	—	—		—	1,854
President and Chief	2002	346,250	27,440	41,200	(2)	50,000	1,854
Executive Officer

David L. Gamsey (3)	2004	$261,692	$ —	$ —		—	$ —
Senior Vice President,	2003	252,000	35,000	—		—	—
Chief Financial Officer,	2002	252,000	27,440	41,200	(2)	50,000	—
Treasurer and Secretary

David L. Ellin	2004	$280,652*	$ —	$ —		—	$ —
Senior Vice President -	2003	222,634*	—	—		—	—
Sales	2002	194,250	16,940	41,200	(2)	50,000	—

Robert J. Toner	2004	$212,885	$45,000	$ —		—	$ —
Vice President-	2003	189,616	40,000	—		—	—
Logistics	2002	185,000	27,440	41,200	(2)	50,000	—

James R. McMurphy (4)	2004	$212,885	$50,000	$ —		—	$ —
Vice President and Chief	2003	141,923	50,000	—		50,000	—
Information Officer
_________________
*	Includes commissions
(1)	Includes the full dollar amount of premiums paid by Innotrac with respect to split-dollar life insurance on the life of Mr. Dorfman.
(2)
On February 28, 2003, the Company granted each of its executive officers 10,510 shares of restricted stock in connection with services rendered in fiscal year 2002, which vested on March 1, 2004. The aggregate value of each such grant as of March 1, 2004, based on the opening price of our Common Stock on the Nasdaq Stock Market on such date, was $122,861.90. Outstanding shares of restricted stock are entitled to receive dividends when and if declared on Innotrac’s Common Stock.

(3)	Mr. Gamsey resigned all positions with the Company effective January 14, 2005.
(4)	Mr. McMurphy joined the Company in April 2003.

Proxy Statement Contents

None of the Named Executive Officers received option grants during fiscal 2004.

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

The following table sets forth the aggregate option exercises by each Named Executive Officer during 2004, as well as the year-end value of unexercised options held by the Named Executive Officers at December 31, 2004.

	Aggregate Options Exercised During 2004		Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
Name	Shares Acquired	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Scott D. Dorfman	—	—	100,000	25,000	$331,625	$127,750
David L. Gamsey	12,500	$67,500	136,500	25,000	$424,941	$127,750
David L. Ellin	12,500	$67,500	298,500	25,000	$489,813	$127,750
Robert J. Toner	10,000	$54,683	21,250	31,250	$86,150	$137,250
James R. McMurphy	—	—	—	50,000	—	$210,000
____________
(1)	Represents aggregate excess of market value of shares under option as of December 31, 2004, using the closing price of $8.51 at such date, over the exercise price of the options.

Executive Contracts, Termination and Change-in-Control Arrangements

Innotrac has entered into employment agreements with the following current Named Executive Officers. The following summaries are qualified in their entirety by the full text of the employment agreements, which are on file with the SEC.

Scott D. Dorfman. Mr. Dorfman has entered into an agreement to serve as Innotrac’s Chairman of the Board, President and Chief Executive Officer. His employment agreement expires on December 31, 2005. Mr. Dorfman earned a base salary of $321,250 in 2004. Mr. Dorfman is entitled to a salary of no less than $425,000 per year and is eligible for annual increases and a performance-based bonus which can be up to 100% of his salary, although he voluntarily elected to take a lesser amount in 2003 and 2004. The Compensation Committee approved a bonus of $75,000 in 2004. He may participate in such benefit plans as Innotrac maintains from time to time for senior executives, and receives customary perquisites.

Mr. Dorfman’s employment agreement may be terminated by either party if he dies or becomes disabled, by Innotrac for “good cause” (as defined in the agreement) or for any reason by either party upon 90 days’ notice. Upon any termination of his employment, he is entitled to all compensation and benefits accrued through the date of termination plus any bonus earned for the year during which he is terminated, calculated based on the performance of Innotrac through the termination date and prorated for the partial year of employment. If Mr. Dorfman’s employment is terminated because he dies or becomes disabled, then in addition to accrued compensation, all of his stock options become vested as of the termination date and will expire in accordance with their respective scheduled expiration dates. If Innotrac terminates his agreement for good cause or if Mr. Dorfman terminates his employment (assuming there has been no change in control of Innotrac in the 18 months prior to termination), then all his unvested stock options are forfeited as of the termination date and his vested options remain exercisable for a period of 90 days after the termination date, after which they will expire. If Innotrac terminates Mr. Dorfman’s employment without good cause, then in addition to accrued compensation, Mr. Dorfman is entitled to continue to receive his normal salary for a period of six months following the termination date. Upon termination without good cause, all of his stock options become vested as of the termination date and will expire upon the first anniversary of the termination date.

If Innotrac terminates Mr. Dorfman without good cause within 18 months after a change in control of Innotrac, or if Mr. Dorfman terminates his employment for “good reason” (as defined in the agreement) within the same period, Mr. Dorfman is entitled to continue to receive his normal salary and certain benefits and perquisites for a period of 18 months following the termination date. All his stock options shall become vested on the termination date and remain exercisable for the longer of their respective scheduled expiration dates or three years following the termination date. If Mr. Dorfman terminates his employment without good reason within 18 months after a change in control of Innotrac, he is entitled to all the same compensation and benefits described in this paragraph, except that his salary and other benefits shall only continue for 12 months following the termination date.

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Mr. Dorfman is subject to customary confidentiality, noncompete and nonsolicitation covenants during the term of his employment and for an additional period of one year following his termination. During this period, Mr. Dorfman must keep Innotrac’s confidential information confidential. Mr. Dorfman is obligated to keep Innotrac’s trade secrets confidential for as long as they remain trade secrets. He is prohibited during this period from engaging in the businesses of selling Caller ID technology and hardware, fulfillment services, e-commerce fulfillment and e-commerce return services as well as other similar services that Innotrac offers, within a 35-mile radius of any of Innotrac’s locations. Furthermore, he is prohibited during this period from soliciting Innotrac customers, with some exceptions during the period from his termination to the first anniversary of his termination.

David L. Ellin. Mr. Ellin has entered into an agreement to serve as Innotrac’s Vice President - Client Services until December 31, 2005, or in such other executive capacity as the Board may from time to time determine. Mr. Ellin is entitled to a salary of no less than $175,000 per year and is eligible for annual increases and a performance-based bonus which can be up to 60% of his salary. The other provisions of Mr. Ellin’s employment agreement are similar to those described above with respect to Mr. Dorfman’s employment agreement.

David L. Gamsey. Mr. Gamsey resigned from Innotrac effective January 14, 2005, but was serving as an executive officer at December 31, 2004. Mr. Gamsey had entered into an agreement to serve as Innotrac’s Senior Vice President and Chief Financial Officer. He was entitled to a salary of no less than $240,000 per year and was eligible for annual increases and a performance-based bonus up to 50% of his salary.

The other provisions of Mr. Gamsey’s employment agreement are similar to those described above with respect to Mr. Dorfman’s employment agreement—including the confidentiality, noncompete and nonsolicitation covenants, which continue in effect until the first anniversary of Mr. Gamsey’s resignation.

Robert Toner. Mr. Toner has entered into an agreement to serve as Innotrac’s Vice President - Logistics until January 1, 2005, or in such other executive capacity as the Board may from time to time determine. Mr. Toner is entitled to a salary of no less than $185,000 per year and is eligible for annual increases and a performance-based bonus which can be up to 50% of his salary. The other provisions of Mr. Toner’s employment agreement are similar to those described above with respect to Mr. Dorfman’s employment agreement. Innotrac is currently in the process of amending and extending Mr. Toner’s employment agreement term.

James McMurphy. Mr. McMurphy has entered into an agreement to serve as Innotrac’s Vice President - Chief Information Officer until December 31, 2005, or in such other executive capacity as the Board may from time to time determine. Mr. Toner is entitled to a salary of no less than $205,000 per year and is eligible for annual increases and a performance-based bonus which can be up to 50% of his salary. The other provisions of Mr. McMurphy’s employment agreement are similar to those described above with respect to Mr. Dorfman’s employment agreement.

RELATED PARTY TRANSACTIONS

The Company leases a single engine aircraft from a company wholly-owned by its Chairman and Chief Executive Officer. The Company pays a pro rated amount of the maintenance, insurance, taxes, fuel and other expenses associated with the aircraft based on Innotrac’s business use of the aircraft, which was approximately 86% for 2004. This allocation is reviewed annually. Innotrac paid $205,000 for Innotrac’s use of the aircraft in 2004.

In 2004, the Company paid approximately $29,000 in fees to Williams Benator & Libby, LLP, a CPA and consulting firm, for tax compliance and consulting services and related software products. Bruce Benator, one of the Directors of Innotrac, is the Managing Partner and part owner of that firm.

In 2004, the Company paid approximately $527,000 in fees to Harp Ink, a print broker, for services related to the printing of marketing, client, inter-company and other materials. Harp Ink is owned by Hy Dorfman, the brother of the Company’s Chairman and Chief Executive Officer, and Hy Dorfman’s wife.

For 2004, Mindy Dorfman, an employee who functioned full-time as a client service director for Innotrac, received total compensation from the Company of approximately $137,000. This amount includes stock option exercises. She is the sister of the Company’s Chairman and Chief Executive Officer.

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In 2003, the Company and the IPOF Group (consisting of IPOF Fund, LP and its general partner, David Dadante), which as of December 31, 2004 beneficially owned approximately 3.3 million shares of Common Stock, entered into an amended Agreement to permit the IPOF Group to acquire up to 25% of the Common Stock on the terms set forth in that Agreement without becoming an “Acquiring Person” under the Company’s Rights Agreement with SunTrust Bank. The Agreement with the IPOF Group contains various restrictions on the IPOF Group’s right to vote and take certain other shareholder actions. Among these restrictions, the IPOF Group agreed to vote all shares in excess of 15% proportionately with vote(s) cast by the other shareholders of the Company and not to seek to place a representative on the Company’s Board or seek to remove any member of the Board. The IPOF Group further acknowledged that it is an “affiliate” as defined under applicable federal securities law. In connection with the Agreement between the Company and the IPOF Group, the Company also amended its Rights Agreement with SunTrust Bank to permit the IPOF Group to acquire up to 40% of the Common Stock on the terms set forth in that Agreement without becoming an “Acquiring Person” under the Agreement.

In early 2004, the Company learned that certain trading activity of the IPOF Group, an owner of more than 5% of the outstanding Common Stock, may have violated the short swing profit rules under Section 16(b) of the Securities Exchange Act of 1934. The Company promptly conducted an investigation of the matter. On March 3, 2004, the Company and the IPOF Group entered into a Settlement Agreement regarding the potential Section 16(b) liability issues that provides for the Company’s recovery of $301,957 in 2006. In March 2005, the Company learned that trading activity by members of the IPOF Group may have further violated the short swing profit rules under Section 16(b). The Company promptly initiated another investigation and is presently engaged in discussions with the IPOF Group regarding the recovery by the Company of disgorgeable profits of the IPOF Group pursuant to Section 16(b).

Compensation Committee Interlocks and Insider Participation

Messrs. Blank and Marks comprised the members of the Compensation Committee during most of fiscal 2004. Neither Mr. Blank nor Mr. Marks is a current or former officer of Innotrac. No interlocking relationship exists between our Board of Directors, Compensation Committee or executive officers and the board of directors, compensation committee or executive officers of another company.

Mr. Dorfman was a member of the Compensation Committee until March 2004. We have entered into a transaction with Mr. Dorfman as described in “Related Party Transactions.”

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

This report sets forth Innotrac’s current compensation policies for its executive officers and describes the basis on which fiscal 2004 compensation determinations were made with respect to the executive officers, including the Chairman, President and Chief Executive Officer, Mr. Dorfman, and the other Named Executive Officers. Messrs. Blank and Marks comprised the Compensation Committee during fiscal 2004. The Committee’s structure was changed in early 2004 as discussed at the end of this Report.

General Compensation Philosophy

The programs and policies for the compensation of Innotrac’s executive officers are designed to attract and retain capable executive officers and to link the compensation of executive officers to the attainment of performance goals and increases in Innotrac’s stock price.

The Committee reviews and determines the appropriateness of the compensation paid to each of Innotrac’s executive officers annually, with the philosophy described above as its guide. While promoting initiative and providing incentives for superior executive management performance, the Committee also seeks to assure that Innotrac is able to compete for and retain talented personnel to lead it in achieving levels of financial performance that enhance shareholder value over the long-term as well as the short-term.

Principal Executive Compensation Elements

Our compensation programs consist of the following basic components:

-	Competitive base salaries;
-	Annual incentive bonuses;
-	Long-term incentive stock options or bonuses; and
-	Customary benefits.

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Base Salaries. The base salaries of Innotrac’s executive officers are generally established without reference to specific Company performance or competitive criteria. Employment agreements of our senior executive officers guarantee certain minimum salaries determined through a process of arm’s length negotiations. Salaries of executive officers are reviewed on an annual basis, but increases are not mandated by the employment agreements. There were no salary increases for executive officers in 2004.

Annual Incentive Bonuses. Upon approval by the Compensation Committee, annual incentive bonuses for executive officers are now discretionary with a recommendation from the CEO to the Compensation Committee. Innotrac’s Senior Executive Incentive Compensation Plan (the “Executive Plan”) has been annulled. The amount of bonuses potentially payable to executive officers is determined as a range of percentages of an individual officer’s salary. Bonuses can be based on the achievement of any number of enumerated performance criteria, such as earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); return on capital employed; cash flow; cash flow return; operating income; gross margin; net income; earnings per share; return on equity; return on assets (or net assets); pre-tax profit; market value of the Company’s stock; and total shareholder return. For 2004, bonuses were based on the satisfaction of individual performance goals and objectives determined by the CEO and recommended to the Committee.

2004 bonuses were paid in cash. See “Summary Compensation Table” for the amounts of bonuses paid to those Named Executive Officers for 2004. Commissions earned by Mr. Ellin, then Innotrac’s Senior Vice President - Sales, were deducted from his cash bonus, resulting in no additional bonus paid to him. The commissions are included in the “Salary” column of the “Summary Compensation Table.”

Long-Term Stock Incentives. Innotrac believes that stock options and other stock incentives play an integral role in its ability to attract and retain employees and directors and to provide incentives for such persons to promote Innotrac’s financial success. Moreover, stock incentives benefit Innotrac by closely aligning the interests of grantees with the interests of Innotrac’s shareholders.

Under the Stock Incentive Plan, employees, including executive officers, non-employee directors and independent advisors and consultants to the Company and its subsidiaries, may be granted long-term stock incentives in the form of stock options, stock appreciation rights, restricted stock and performance shares. Although incentive grants made in prior periods are taken into account when making grants to the same grantees in subsequent periods, this consideration is only one of several criteria. No options were granted to any of the Named Executive Officers in fiscal 2004.

Benefits

Executives also participate, on a voluntary basis, in Innotrac’s regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. In addition, executive officers can participate in a deferred compensation plan with respect to which Innotrac may provide matching contributions. All Company matches permitted under the executive deferred compensation plan were suspended in 2004, but reinstated effective January 2005.

New Committee Structure and Compensation Deductibility Policy

In March 2004, in accordance with Nasdaq listing standards, Mr. Dorfman resigned from the Compensation Committee and the Committee adopted an amended and restated charter which, among other things, requires that all of its members be “independent” directors within the meaning of the new listing standards. The Executive Compensation Subcommittee, which had originally been constituted to (1) help achieve certain securities law advantages with respect to stock-based compensation to Innotrac’s officers and directors, and (2) help maintain the tax deductibility of certain compensation in excess of $1 million to Innotrac’s Named Executive Officers under Section 162(m) of the Internal Revenue Code, was dissolved as it was no longer necessary to achieve those objectives in light of the full Committee’s all-independent director membership.

During fiscal 2004, the Committee followed its usual practice of having Mr. Dorfman recuse himself from discussions and votes regarding his own compensation, or in circumstances where his participation, as an Innotrac executive officer, would affect compliance with the securities laws mentioned above or Section 162(m). Although Innotrac’s policy is generally to maintain the tax deductibility of executive officer compensation under Section 162(m), Innotrac and the Committee believe that other compensation objectives, such as attracting, retaining and providing incentives to qualified managers, may supersede the goal of maintaining deductibility. Consequently, Innotrac and the Committee retain the discretion to make compensation decisions without regard to deductibility when it is in the best interests of Innotrac and its shareholders to do so.

Martin J. Blank—Joel E. Marks
(Members of Compensation Committee)

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STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return of Innotrac’s Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Non-Financial Index for the period commencing on January 1, 2000 and ending on December 31, 2004.

	Cumulative Total Return
	12/1999	12/2000	12/2001	12/2002	12/2003	12/2004
Innotrac Corporation	100	25	50	16	76	62
NASDAQ Stock Market (U.S.) Index	100	59	45	26	38	40
NASDAQ Non-Financial Index	100	61	52	35	52	54

EQUITY COMPENSATION PLANS

The following table sets forth aggregate information as of December 31, 2004 about all Innotrac compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance. The weighted-average exercise price does not include restricted stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	1,515,100	$6.30	1,581,100
Equity Compensation Plans Not Approved by Shareholders	N/A	N/A	N/A

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the Audit Committee Charter, the Audit Committee appoints the firm that will serve as Innotrac’s independent registered public accounting firm each year. Such appointment is not subject to ratification or other vote by the shareholders. The Audit Committee appointed BDO Seidman, LLP as its independent registered public accounting firm for 2005.

A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Fees

The following table summarizes the aggregate fees billed to Innotrac by BDO Seidman, LLP and Deloitte & Touche LLP for professional services for the fiscal years shown:

($ in thousands)	2004		2003
	BDO Seidman, LLP	Deloitte & Touche LLP	BDO Seidman, LLP	Deloitte & Touche LLP
Audit Fees (1)	$120	$0	$0	$203
Audit-Related Fees (2)	0	18	0	23
Tax Fees	0	0	0	0
All Other Fees (3)	3	20	0	0
Total	$123	$38	$0	$226

_________________
(1)	Fees for audit services billed in 2004 and 2003 consisted of an audit of the Company’s annual financial statements and reviews of the Company’s quarterly financial statements.
(2)	Fees for audit-related services billed in 2004 and 2003 consisted of employee benefit plan audits and agreed-upon procedures engagements.
(3)
$3,000 paid to BDO for other fees is related to agreed upon procedures performed in connection with collecting a delinquent receivable. $20,000 paid to Deloitte & Touche for other fees is for a debt compliance letter for the revolving credit agreement, successor auditor review and procedures related to covenant compliance with the Kentucky Economic Development Finance Authority Service.

Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. These policies and procedures describe the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. These policies and procedures require that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by the independent auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

The Audit Committee also may pre-approve requests for specific audit, audit-related, tax and other services not contemplated on the Service List on a case-by-case basis, although these services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings; however, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee, who must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

Provisions of the Sarbanes-Oxley Act of 2002 requiring Audit Committee pre-approval of all services to be performed by the independent auditor became effective during the Company’s 2003 fiscal year. Pursuant to the effectiveness of such provisions, all services performed by the independent auditor in 2004 were pre-approved in accordance with this policy. The Audit Committee did not waive any approval requirements during these periods.

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The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.	The service is not an audit, review or other attest service;

2.	The aggregate amount of all such services provided under this provision does not exceed the lesser of $25,000 or five percent of total fees paid to the independent auditor in a given fiscal year;

3.
Such services were not recognized at the time of the engagement to be non-audit services (to date, the SEC has not provided any guidance with respect to determining whether or not a service was “recognized” at the time of the engagement. We believe that the SEC intended the term “recognized” to mean “identified”);

4.	Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

5.	The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

During 2004, fees for audit-related services totaling $6,000 were approved under the de minimis provision.

Former Accountants

On July 8, 2004, the Board of Directors of Innotrac, upon recommendation of its Audit Committee, dismissed its independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), and appointed BDO Seidman, LLP as its new independent auditors. Deloitte's reports on the Company’s financial statements for 2002 and 2003 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During Innotrac’s fiscal years 2002 and 2003 and through July 8, 2004, there were no disagreements between Innotrac and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports on Innotrac’s consolidated financial statements for such periods, nor have there been any reportable events as listed in Item 304(a)(1)(v) of Regulation S-K. During Innotrac’s fiscal years 2002 and 2003 and through July 8, 2004, Innotrac did not consult with BDO Seidman, LLP with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K. The aggregate fees billed for services rendered by Deloitte during 2004 were $129,978, consisting primarily of audit fees for 2003 and the first quarter of 2004.

REPORT OF THE AUDIT COMMITTEE

As set forth in its charter, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise, among other things the integrity of the Company’s financial statements and the Company’s auditing process. The Committee operates pursuant to a written charter adopted by the Board of Directors available on the Company’s website, www.innotrac.com.

The Company’s management is responsible for its internal controls and the financial reporting process. The Company’s independent registered public accounting firm, BDO Seidman, LLP, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and the independent registered public accounting firm. In addition, the Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committee,” as currently in effect. The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent registered public accounting firm their independence.

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Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent”.

Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

Martin J. Blank—Alston Gardner—Joel E. Marks
(Members of the Audit Committee during fiscal 2004)

SHAREHOLDERS’ PROPOSALS FOR 2006 ANNUAL MEETING

Any shareholder who wishes to present a proposal appropriate for consideration at Innotrac’s 2006 Annual Meeting of Shareholders must submit the proposal in proper form to Innotrac at its address set forth on the first page of this Proxy Statement no later than December 16, 2005 for the proposal to be considered for inclusion in Innotrac’s Proxy Statement and form of proxy relating to such Annual Meeting of shareholders. Proposals should be sent by certified mail, return receipt requested. Innotrac must be notified of any other shareholder proposal intended to be presented for consideration at the 2006 Annual Meeting of shareholders not later than March 1, 2006 or else proxies may be voted on such proposal at the discretion of the persons named in the proxy.

OTHER MATTERS

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and soliciting proxies will be paid by Innotrac. It is estimated that such costs will be nominal. Innotrac may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph or oral communications by directors, officers or regular employees of Innotrac, acting without special compensation.

The Board of Directors is aware of no other matters, except for those incidental to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

Shareholders are urged to fill in, date and sign the accompanying form of proxy and return it to Innotrac as soon as possible.

BY ORDER OF THE BOARD OF DIRECTORS, SANDRA M. LANGLEY Secretary

COMMON STOCK
OF INNOTRAC CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE June 3, 2005
ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Scott D. Dorfman and Sandra M. Langley, and each of them, the proxy of the undersigned at the Annual Meeting of Shareholders of Innotrac Corporation (the "Company") to be held on June 3, 2005 and any adjournment or postponement thereof.

1.	Election of Directors Bruce V. Benator

❒	FOR all nominees for Director listed above (except as marked to the contrary	❒	WITHOUT AUTHORITY to vote for an individual nominee. Write name(s).

2.	In accordance with their best judgement with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Date:______________________________________, 2005

Please sign this Proxy exactly as name appears on the proxy.

Note:  When signing as attorney, trustee, administrator, or guardian, please give your title as such.  In the case of joint tenants, each joint owner must sign.